EXHIBIT 99.1

MGT Capital Investments, Inc.: Failure to Satisfy a Continued Listing Rule Based on a
Lack of Shareholder Meeting in 2011
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Company intends to hold an annual meeting of shareholders by the end of May 2012

NEW YORK, January 9, 2012 - MGT Capital Investments, Inc. (“MGT” or “the Company”) (AMEX: MGT.BC), a holding company with operations in the healthcare industry, today announced that on January 3, 2012 it received notice from the staff of the NYSE Amex LLC (the “Exchange”) that the Company does not meet one of the Exchange’s continued listing standards because it failed to hold an annual meeting of its shareholders in 2011 for the fiscal year ended December 31, 2010, as required in Section 704 of the Exchange’s Company Guide.

Robert Ladd, the Company’s interim President and Chief Executive Officer, stated, “The Company is aware of its obligations under the NYSE Amex’s Company Guide, and plans to hold an annual meeting of shareholders before May 31, 2012. The Company has been afforded the opportunity to submit a plan of compliance to the NYSE Amex by February 2, 2012 to demonstrate the ability to regain compliance with this requirement by July 3, 2012.  The Company fully intends to do this.  If the Company does not submit such a plan or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.”

About MGT Capital Investments, Inc.

MGT is a holding company comprised of MGT, the parent company, and its wholly-owned subsidiary MGT Capital Investments (U.K.) Limited.  In addition we also have a controlling interest in our subsidiary, Medicsight Ltd, including its wholly owned subsidiaries.

Medicsight is a medical technology company with operations in medical imaging software development and medical hardware devices. The company provides a computer-aided detection software application that is used to assist radiologists with early detection and measurement of colorectal polyps.  The Company’s software received a CE Mark in 2009, as well as clearance from the U. S. FDA in May 2011.  Medicsight has also developed an automated carbon dioxide medical inflation device and associated disposable tubing (MedicCO 2 LON) that is being commercialized in partnership with a global distributor.

Forward Looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact:
MGT Capital Investments, Inc.
Robert Ladd, Interim Chief Executive Officer
rladd@mgtci.com
or
Robert Traversa, Chief Financial Officer
rtraversa@mgtci.com

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